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                                                      Exhibit No. 99(b)(8)(d)(7)

                             CUSTODIAN SERVICES AGREEMENT
                                AMENDMENT NUMBER SEVEN

         THIS AGREEMENT is made as of the 30th day of November, 1997 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PNC BANK, N.A., formerly "Provident National Bank" ("PNC").

                                W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and
         WHEREAS, the Fund has retained PNC to provide certain custodian services pursuant to a Custodian Services Agreement dated as of June 19, 1989 and amended on February 26, 1990, September 24, 1990, March 6, 1992, September 18, 1992 and September 21, 1995 (the "Agreement") which as of the date hereof, is in full force and effect; and

         WHEREAS, PNC presently provides such services to three of the four Portfolios of the Fund that were in existence on June 19, 1989, and the Portfolios added on February 26, 1990, September 24, 1990, March 6, 1992, September 18, 1992, September 21, 1995, February 8, 1996 which are defined in
Section 1 of the Agreement as the "Covered Portfolios"; and


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         WHEREAS, the Fund has since organized two new Portfolios, designated
"U.S. 4-10 Value Portfolio" and "Emerging Markets Value Portfolio" (the "New Portfolios"), and the parties hereto desire that PNC shall provide the New Portfolios with the same services that PNC provides to the Covered Portfolios of the Fund pursuant to the Agreement; and

         WHEREAS, Section 1 of the Agreement provides that PNC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PNC and the Fund.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

         1.   The Fund has delivered to PNC copies of:

              (a) Post-Effective Amendment Number 46 to the registration statement of the Fund, as effective with the U.S. Securities and Exchange Commission on November 30, 1997, wherein the New Portfolios are described;

              (b) The exhibits to such post-effective amendment, which pertain to the New Portfolios; and

              (c) Amendment Number Fourteen dated November 30, 1997 of each of the following agreements:

                   (i) the Transfer Agency Agreement between the Fund and PFPC Inc., formerly "Provident Financial Processing Corporation" ("PFPC"), dated as of June 19, 1989; and


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                   (ii) the Administration and Accounting Services Agreement
between the Fund and PFPC dated as of June 19, 1989.



         2.   The Agreement hereby is amended effective November 30, 1997 by:

              (a) adding the following words "and effective November 30, 1997, the U.S. 4-10 Value Portfolio and Emerging Markets Value Portfolio," immediately after the words, "DFA Two-Year Government Portfolio" in the first sentence of
Section 1;

              (b) adding the following words, "and as amended November 30, 1997" after the words, "as amended February 8, 1996" in Section 2(j);

              (c) deleting the following words, "September 21, 1995 and February 8, 1996," and inserting in lieu thereof the words, "November 30, 1997" in Section 5(a)(v); and

              (d) adding a new sentence immediately following the seventh sentence of Section 25 as follows: "The foregoing provisions of this Section 25 notwithstanding, this Agreement with respect to the U.S. 4-10 Value Portfolio and Emerging Markets Value Portfolio may be terminated by either party upon not less than 180 days prior written notice to the other party."

         3. The Fee Schedules of PNC applicable to the New Portfolios shall be as agreed in writing from time to time.


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         4.   In all other respects to Agreement shall remain unchanged and in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Seven to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.


                                    DFA INVESTMENT DIMENSIONS GROUP INC.


                                    By:
                                       ------------------------------------



                                    PNC BANK, N.A.


                                    By:
                                       -------------------------------------


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